Asure Software Announces Financial Results for the 2009 Fiscal First Quarter

AUSTIN, TX -- 12/16/2008 -- Asure Software (NASDAQ: ASUR), a leading provider of workforce management software, today announced financial results for the 2009 fiscal first quarter, ended October 31, 2008.

Highlights included:

--  Asure Software increased its gross margin percentage to 80% in Q1 2009 compared to 78% in Q4 2008.

--  Completion of the assignment of the Company's headquarters lease is anticipated to be effective in January 2009, resulting in a reduction of expenses of approximately $200,000 per quarter.

"The current economic downturn accelerated during Asure Software's 2009 fiscal year first quarter, and its effects cannot be ignored," commented Richard Snyder, Chairman and Chief Executive Officer of Asure Software. "However, while our revenues in the first quarter softened as compared with the prior quarter, we achieved an increase in our gross margin percentage of 2% for the same period and continued to see solid demand in our key markets."

Mr. Snyder continued, "Our business model positions us well in an adverse economy. This is because we offer our customers cost savings and operational flexibility in the key area of workforce management, where companies typically incur 40% to 60% of their overhead costs. We have retooled our products and services to provide cost-effective implementation and turn-key ease of use, and believe that we have the cost-cutting workforce management solutions that companies are seeking in this challenging economy."

Additional First Quarter Highlights

Sequentially, Asure's total revenues declined approximately 3% in Q1-2009, to $2.8 million, from $2.9 million in Q4-2008.

Selling, general and administrative expenses increased by approximately 11% in Q1-2009, to $3.2 million, compared to $2.9 million in Q4-2008. This increase was primarily due to an increase in legal expenses associated with litigation relating to the assignment of the Company's headquarters lease in Austin, TX.

At October 31, 2008, the Company had working capital of $8.6 million, and cash, cash equivalents and short-term investments of $13.8 million on its balance sheet.

Conference Call Details

Asure Software has scheduled a conference call for today, December 16, 2008 at 11:00 a.m. ET (10:00 a.m. CT) to discuss its most recent financial results and outlook. Participating in the call will be Richard Snyder, Chairman and Chief Executive Officer; Jay Peterson, Vice President Finance; and Nancy Harris, Chief Operating Officer.

To take part, please dial 866-825-3209 ten minutes before the conference call begins, ask for the Asure Software event and use passcode 27645932. International callers should dial 617-213-8061 and reference the same passcode, 27645932.

Investors, analysts, media and the general public will also have the opportunity to listen to the conference call in listen-only mode via the Internet by visiting the investor relations page of Asure's web site at www.asuresoftware.com. To monitor the live call, please visit the web site at least 15 minutes early to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, an archived replay will be available shortly after the call on the investor relations page of the Company's web site at www.asuresoftware.com.

About Asure Software

Headquartered in Austin, Texas, Asure Software (ASUR), (a d/b/a of Forgent Networks, Inc.), empowers small to mid-size organizations and divisions of large enterprises to operate more efficiently, increase worker productivity and reduce costs through a comprehensive suite of on-demand workforce management software and services. Asure's market-leading suite includes products that optimize workforce time and attendance tracking, benefits enrollment and tracking, pay stubs and W2 documentation, expense management, meeting and event management, and asset tracking and reservations. With additional offices in Seekonk, Mass., Vancouver, British Columbia, and Mumbai, India, Asure serves 3,500 customers around the world. For more information, please visit www.asuresoftware.com.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding Forgent's business which are not historical facts are "forward-looking statements" that involve risks and uncertainties. Such risks and uncertainties could cause actual results to differ from those contained in the forward-looking statements.

                          FORGENT NETWORKS, INC.
                        CONSOLIDATED BALANCE SHEETS
              (Amounts in thousands, except per share data)

                                                  OCTOBER 31,    JULY 31,
                                                     2008          2008
                                                  -----------  -----------
                                                  (UNAUDITED)
ASSETS
Current Assets:
  Cash and equivalents                            $    10,554  $    12,062
  Short-term investments                                3,289        2,627
  Accounts receivable, net of allowance for
   doubtful accounts of $47 and $41 at October
   31, 2008 and July 31, 2008, respectively             1,333        1,718
  Inventory                                                58           74
  Prepaid expenses and other current assets               217          191
                                                  -----------  -----------
     Total Current Assets                              15,451       16,672

Property and equipment, net                               775          907
Intangible assets, net                                  4,534        4,729
                                                  -----------  -----------
                                                  $    20,760  $    22,308
                                                  ===========  ===========
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
  Accounts payable                                $     4,054  $     3,778
  Accrued compensation and benefits                       192          203
  Lease impairment and advance                            355          373
  Other accrued liabilities                               335          384
  Deferred revenue                                      1,874        1,844
                                                  -----------  -----------
     Total Current Liabilities                          6,810        6,582

Long-Term Liabilities:
  Deferred revenue                                         27           25
  Lease impairment and advance                            455          564
  Other long-term obligations                             207          217
                                                  -----------  -----------
     Total Long-Term Liabilities                          689          806

Stockholders’ Equity:
  Preferred stock, $.01 par value; 10,000 shares
   authorized; none issued or outstanding                  --           --
  Common stock, $.01 par value; 40,000 shares
   authorized; 32,899 and 32,892 shares issued;
   31,109 and 31,102 shares outstanding at
   October 31, 2008 and July 31, 2008,
   respectively                                           329          329
  Treasury stock at cost, 1,790 shares at
   October 31, 2008 and July 31, 2008                  (4,815)      (4,815)
  Additional paid-in capital                          270,695      270,657
  Accumulated deficit                                (252,753)    (251,214)
  Accumulated other comprehensive income                 (195)         (37)
                                                  -----------  -----------
     Total Stockholders’ Equity                        13,261       14,920
                                                  -----------  -----------
                                                  $    20,760  $    22,308
                                                  ===========  ===========

                          FORGENT NETWORKS, INC.
                  CONSOLIDATED STATEMENTS OF OPERATIONS
              (Amounts in thousands, except per share data)

                                                   FOR THE THREE MONTHS
                                                     ENDED OCTOBER 31,
                                                     2008         2007
                                                  -----------  -----------
                                                        (UNAUDITED)

Revenues                                          $     2,792  $     1,875
Cost of Sales                                            (564)        (330)
                                                  -----------  -----------
  Gross Margin                                          2,228        1,545

OPERATING EXPENSES:
  Selling, general and administrative                   3,197        2,440
  Research and development                                561          291
  Amortization of intangible assets                       149           36
                                                  -----------  -----------
     Total Operating Expenses                           3,907        2,767

LOSS FROM OPERATIONS                                   (1,679)      (1,222)

OTHER INCOME AND (EXPENSES):
  Interest income                                          55          338
  Foreign currency translation                            120           (7)
  Interest expense and other                              (10)         (13)
                                                  -----------  -----------
     Total Other Income                                   165          318

LOSS FROM OPERATIONS, BEFORE INCOME TAXES              (1,514)        (904)
  Provision for income taxes                              (25)         (14)
                                                  -----------  -----------
NET LOSS                                          $    (1,539) $      (918)
                                                  ===========  ===========

BASIC AND DILUTED LOSS PER SHARE:
  Net loss per share - basic and diluted          $     (0.05) $     (0.03)
                                                  ===========  ===========
WEIGHTED AVERAGE SHARES OUTSTANDING:
  Basic                                                31,104       27,094
                                                  ===========  ===========
  Diluted                                              31,104       27,094
                                                  ===========  ===========

Investor contacts:
Jay Peterson
512-437-2476
jay_peterson@asuresoftware.com

Sean Collins
Senior Partner
CCG Investor Relations
310-477-9800, ext. 202
www.ccgir.com

Media contact:
Lisa Flynn
512-437-2678
lisa_flynn@asuresoftware.com